Exhibit 99.1

Williams Scotsman Completes Acquisition of Acton Mobile

BALTIMORE (Dec. 21, 2017) — WillScot Corporation (NASDAQ: WSC) (“Williams Scotsman”) today announced that it has completed its previously announced acquisition of Acton Mobile (ActonMobile.com) for a cash purchase price of approximately $235 million.

Williams Scotsman will have nearly 100,000 modular space and portable storage units serving approximately 35,000 customers from over 100 locations across the United States, Canada and Mexico.  Williams Scotsman will expand the breadth and depth of its Ready to Work services to existing and incremental customers and markets.

Brad Soultz, president and chief executive officer of Williams Scotsman, commented, “We are excited to complete our acquisition of Acton, and believe that it presents a compelling opportunity to strategically expand our Ready to Work solutions to existing and incremental customers and markets.  I am pleased to welcome the talented and experienced Acton employees to our Company, and look forward to the many growth opportunities ahead for Williams Scotsman.”

The transaction was funded with cash on hand and borrowings under its revolving credit agreement.

About WillScot Corporation

Headquartered in Baltimore, Maryland, WillScot Corporation is the public holding company for the Williams Scotsman family of companies in the United States, Canada and Mexico. WillScot Corporation trades on the NASDAQ stock exchange under the ticker symbol “WSC.” Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and strategic acquisitions, its branch network includes over 100 locations, its fleet comprises nearly 100,000 modular space and portable storage units and its customer base has grown to approximately 35,000.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: our inability to realize the anticipated benefits of the announced acquisition; costs related to the acquisition and integration of the acquired companies; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our company; general economic and market conditions impacting demand for our products and services; and such other risks and uncertainties as are discussed under the heading “Risk Factors” in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on December 5, 2017 and those discussed in other reports filed with the SEC by us from time to time, including those discussed under such heading in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K to be filed with the SEC. Any forward-looking statement speaks only at the date which it is made, and Williams Scotsman disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Additional information about the transaction can be found on the Williams Scotsman investor relations website at www.investors.willscot.com

Contact Information

Investor Inquiries:

Mark Barbalato

investors@willscot.com

Media Inquiries:

Scott Junk

scott.junk@willscot.com